As filed with the Securities and Exchange Commission on March 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-345-4976
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, New Jersey 07920

(Address, including zip code, of registrant’s principal executive offices)

2018 Omnibus Incentive Compensation Plan

(Full title of the plan)

Daniel S. Goldberger

Chief Executive Officer

electroCore, Inc.

150 Allen Road, Suite 201

Basking Ridge, New Jersey 07920

(973) 290-0097

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

John L. Cleary, II, Esq.

Ira L. Kotel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share reserved for issuance pursuant to the 2018 Omnibus Incentive Compensation Plan	649,483 (2)	$0.43 (3)	$279,278	$36.26
Total	649,483 (2)	$0.43 (3)	$279,278	$36.26

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2018 Omnibus Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents an increase of 2% of the total number of shares of the Registrant’s common stock outstanding on a fully-diluted basis on December 31, 2018, which increase is provided for in the 2018 Omnibus Incentive Compensation Plan.

(3)

Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Stock Market on March 27, 2020.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 649,483 shares of its common stock, issuable to eligible persons under the 2018 Omnibus Incentive Compensation Plan, which shares are in addition to the shares registered on the Registrant’s registration statement on Form S-8 filed on June 25, 2018 (File No. 333-225864) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of common stock issuable under the 2018 Omnibus Incentive Compensation Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Form of Certificate of Incorporation of electroCore, Inc.	S-1	333-225084	3.1	May 21, 2018

4.2	Form of Bylaws of electroCore, Inc.	S-1	333-225084	3.2	May 21, 2018

4.3	electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-1	333-225084	10.4	May 21, 2018

4.4	Employee Incentive Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-8	333-225864	4.4	June 25, 2018

4.5	Form of Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-1	333-225084	10.6	May 21, 2018

4.6	Form of Employee Restricted Stock Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-1	333-225084	10.7	May 21, 2018

4.7	Form of Non-Employee Director Inaugural Deferred Stock Unit Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-1	333-225084	10.8	May 21, 2018

4.8	Form of Non-Employee Director Inaugural Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-1	333-225084	10.9	May 21, 2018

4.9	Form of Non-Employee Director Inaugural Restricted Stock Unit Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-1	333-225084	10.10	May 21, 2018

4.10	Form of Non-Employee Director Annual Deferred Stock Unit Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-1	333-225084	10.11	May 21, 2018

4.11	Form of Non-Employee Director Annual Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-1	333-225084	10.12	May 21, 2018

4.12	Form of Non-Employee Director Annual Restricted Stock Unit Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan	S-1	333-225084	10.13	May 21, 2018

5.1*	Opinion of Dentons US LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Dentons US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page hereto).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on this 30th day of March 2020.

ELECTROCORE, INC.
(Registrant)

By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberger and Brian Posner, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign this Registration Statement on Form S-8 of electroCore, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel S. Goldberger Daniel S. Goldberger	Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2020

/s/ Brian Posner Brian Posner	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2020

/s/ Carrie S. Cox Carrie S. Cox	Chairman of the Board	March 30, 2020

/s/ Michael G. Atieh Michael G. Atieh	Director	March 30, 2020

/s/ Joseph P. Errico Joseph P. Errico	Director	March 30, 2020

/s/ Nicholas Colucci Nicholas Colucci	Director	March 30, 2020

/s/ Thomas J. Errico, M.D. Thomas J. Errico, M.D.	Director	March 30, 2020

/s/ Trevor J. Moody Trevor J. Moody	Director	March 30, 2020

Signature	Title	Date

/s/ Stephen L. Ondra, M.D. Stephen L. Ondra, M.D.	Director	March 30, 2020

/s/ James L.L. Tullis James L.L. Tullis	Director	March 30, 2020